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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                    AMENDMENT NO. 1
                                          TO
                                       FORM 8-A

                    For registration of certain classes of securities
                        pursuant to Section 12(b) or (g) of the
                            Securities Exchange Act of 1934




             U.S. Bancorp                            USB Capital II
     (Exact name of registrant                (Exact name of registrant
     as specified in charter)         as specified in its Certificate of Trust)

             Delaware                                 Delaware
     (State of incorporation                 (State of incorporation
         or organization)                        or organization)

            41-0255900                               41-1899113
        (I.R.S. Employer                          (I.R.S. Employer
        Identification No.)                       Identification No.)

     601 Second Avenue South                      c/o U.S. Bancorp
     Minneapolis, Minnesota                    601 Second Avenue South
                                                Minneapolis, Minnesota
     (Address of Principal                      (Address of Principal
       Executive Offices)                         Executive Offices)

              55402                                     55402
            (Zip Code)                                (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. / /

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. / /

Securities to be registered pursuant to Section 12(b) of that Act:

Securities to be registered pursuant to Section 12(g) of the Act:  None

7.20% Trust Originated Preferred Securities of USB Capital II (and the Guarantee of U.S. Bancorp with respect thereto).

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          INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.   Description of Registrants' Securities to be Registered.

          The descriptions set forth under the captions "Description of Capital Securities," "Description of Junior Subordinated Debentures," "Description of Guarantees" and "Relationship among the Capital Securities, the Corresponding Junior Subordinated Debentures and the Guarantees" in the Prospectus dated February 17, 1998, as amended, in connection with the Registration Statements on Form S-3 (No. 333-45211) of U.S. Bancorp and USB Capital II, are incorporated herein by reference.

Item 2.   Exhibits

4.1 Junior Subordinated Indenture, between U.S. Bancorp (formerly, First Bank System, Inc.) and Wilmington Trust Company, as Debenture Trustee, dated November 15, 1996 (incorporated by reference to Exhibit 4.1 to the Registrants' Registration Statement on Form S-4, File No. 333-16991).

4.2       Certificate of Trust of UBS Capital II (incorporated by reference to
          Exhibit 4.4 to the Registrants' Registration Statement on Form S-3, File No. 333-45211).

4.3 Form of Amended and Restated Trust Agreement between U.S. Bancorp, Wilmington Trust Company, as Property Trustee and Delaware Trustee, and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.12 to the Registrants' Registration Statement on Form S-3, File No. 333-45211).

4.4       Form of Capital Security Certificate (incorporated by reference to
          Exhibit 4.15 to the Registrants' Registration Statement on Form S-3, File No. 333-45211).

4.5 Form of Guarantee Agreement between U.S. Bancorp and Wilmington Trust Company, as Guarantee Trustee (incorporated by reference to Exhibit
          4.17 to the Registrants' Registration Statement on Form S-3, File No. 333-45211).

                                          -2-

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                                     SIGNATURES

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Dated:  March 25, 1998


                                  USB CAPITAL II

                                  By: U.S. Bancorp, as Depositor




                                  By: /s/ David J. Parrin
                                     ------------------------------------
                                      David J. Parrin
                                      Senior Vice President
                                      and Controller




                                  U.S. BANCORP




                                  By: /s/ David J. Parrin
                                     ------------------------------------
                                      David J. Parrin
                                      Senior Vice President
                                      and Controller

                                      -3-

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                                 INDEX TO EXHIBITS



Exhibit
Number    Exhibit
--------  --------

4.1 Junior Subordinated Indenture, between U.S. Bancorp (formerly, First Bank System, Inc.) and Wilmington Trust Company, as Debenture Trustee, dated November 15, 1996 (incorporated by reference to Exhibit 4.1 to the Registrants' Registration Statement on Form S-4, File No. 333-16991).

4.2       Certificate of Trust of UBS Capital II (incorporated by reference to
          Exhibit 4.4 to the Registrants' Registration Statement on Form S-3, File No. 333-45211).

4.3 Form of Amended and Restated Trust Agreement between U.S. Bancorp, Wilmington Trust Company, as Property Trustee and Delaware Trustee, and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.12 to the Registrants' Registration Statement on Form S-3, File No. 333-45211).

4.4       Form of Capital Security Certificate (incorporated by reference to
          Exhibit 4.15 to the Registrants' Registration Statement on Form S-3, File No. 333-45211).

4.5 Form of Guarantee Agreement between U.S. Bancorp and Wilmington Trust Company, as Guarantee Trustee (incorporated by reference to Exhibit
          4.17 to the Registrants' Registration Statement on Form S-3, File No. 333-45211).

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